EXHIBIT 99.2

THE DIAL CORPORATION
EXHIBIT 99.2

PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 SAFE HARBOR COMPLIANCE
STATEMENT FOR FORWARD-LOOKING STATEMENTS

April 29, 2003

In passing the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), Congress encouraged public companies to make “forward-looking statements” by creating a safe-harbor to protect companies from securities law liability in connection with forward-looking statements. The Dial Corporation intends to qualify both its written and oral forward-looking statements for protection under the PSLRA.

To qualify oral forward-looking statements for protection under the PSLRA, a readily available written document must identify important factors that could cause actual results to differ materially from those in the forward-looking statements. We provide the following information in connection with our continuing effort to qualify both written and oral forward-looking statements for the safe harbor protection of the PSLRA.

Forward-looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties, which could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties, the investment community is urged not to place undue reliance on forward-looking statements. In addition, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time.

Factors That May Affect Future Results and Financial Condition

•	We are considering selling substantial assets or the entire company. There can be no assurance that we will sell substantial assets or the entire company in the near future or at all. The uncertainty caused by our consideration of these alternatives could harm employee recruiting and retention and impair our relationships with our customers, suppliers and lenders.

We are considering selling substantial assets or the entire company. In this regard, we believe that we may be best served by becoming a part of a larger enterprise. We cannot assure that any transactions will occur or, if transactions do occur, that they will improve our operating results or financial condition or be on terms favorable to us. Moreover, the uncertainty created by this environment may adversely impact our ability to retain employees and our relationships with customers, suppliers and lenders.

•	We have developed and commenced sales of a number of new products, which, if they do not gain widespread customer acceptance or if they cannibalize sales of existing products, could harm our efforts to improve our financial performance.

We have introduced a number of new products in the soap, detergent and air freshener categories. In addition, we have committed to increase development efforts in our core brands. The development and introduction of new products involve substantial research, development and marketing expenditures, which we may be unable to recoup if our new products do not gain widespread market acceptance or we do not execute product roll outs effectively. In addition, if our new products merely cannibalize sales of our existing products, our financial performance would be harmed.

•	We may discontinue products or product lines, which could result in returns, asset write-offs and shut down costs.

In the past, we have discontinued certain products and product lines, which resulted in returns from customers, asset write-offs, and shut down costs. We may suffer similar results in the future to the extent we discontinue products that do not meet expectations or no longer satisfy consumer demand. Product returns, write-offs or shut down costs would reduce our cash flow and earnings.

•	We face intense competition in a mature industry that may require us to increase expenditures and lower profit margins to preserve or maintain our market share. Unless the markets in which we compete grow substantially, a loss of market share will result in reduced sales levels and less favorable operating results.

Currently, 96% of our sales are generated in U.S. markets. U.S. markets for consumer products are mature and characterized by high household penetration, particularly with respect to our most significant product categories, including detergents and bar soaps. We may not be able to succeed in implementing our strategies to increase domestic revenues. Our unit sales growth in domestic markets will depend on increasing usage by consumers, product innovation and capturing market share from competitors.

The consumer products industry is intensely competitive. To protect our existing market share or to capture increased market share, we may need to increase expenditures for promotions and advertising and to introduce and establish new products. Increased expenditures may not prove successful in maintaining or enhancing our market share and could result in lower sales and profits.

Many of our competitors are large companies, including The Procter & Gamble Company, Lever Brothers Co., Colgate-Palmolive Company, and S.C. Johnson & Son, Inc., which have greater financial resources than we do. They have the capacity to outspend us in an attempt to take market share from us.

•	Price-cutting measures in response to competitive pressures could result in decreased profit margins.

Consumer products, particularly those that are value-priced, are subject to significant price competition. From time to time, we may need to reduce the prices for some of our products to respond to competitive and customer pressures and to maintain market share. Any reduction in our prices to respond to these pressures would harm our profit margins. In addition, if our sales volumes fail to grow sufficiently to offset any reduction in margins, our results of operations would suffer.

•	Providing price concessions or trade terms that are acceptable to our trade customers, or our failure to do so, could adversely affect our sales and profitability. In addition, reductions in inventory by our trade customers, including as a result of consolidations in the retail industry, could adversely affect our sales.

Because of the competitive environment facing retailers, we face pricing pressure from these customers. Many of our trade customers, particularly our high-volume retail store customers, have increasingly sought to obtain pricing concessions or better trade terms. These concessions or terms could reduce our margins. Further, if we are unable to maintain price or trade terms that are acceptable to our trade customers, they could increase product purchases from our competitors, which would harm our sales and profitability. In addition, from time to time our retail customers have reduced inventory levels in managing their working capital requirements. Any reduction in inventory levels by our retail customers would harm our operating results. In particular, consolidation within the retail industry could potentially reduce inventory levels maintained by our retail customers, which could adversely impact our results of operations. Our performance is also dependent upon the general health of the economy and of the retail environment in particular and could be significantly harmed by changes affecting retailing and by the financial difficulties of our customers, including the ongoing bankruptcy proceedings involving Kmart and Fleming.

•	Loss of our principal customers could significantly decrease our sales and profitability.

Our top ten customers accounted for 57%, 54% and 51% of net sales in 2002, 2001 and 2000, respectively. Wal-Mart, including its affiliate Sam’s Club, was our largest customer, accounting for 28% of net sales in 2002, 25% of net sales in 2001, and 22% of net sales in 2000. The loss of or a substantial decrease in the volume of purchases by Wal-Mart or any of our other top customers (including Kmart and Fleming, which have filed for bankruptcy protection) could harm our sales and profitability.

•	Price increases in certain raw materials or energy costs could erode our profit margins, which would harm our operating results.

Increases in the prices of certain raw materials or increases in energy costs could significantly impact our profit margins. Paper, fats and oils, chemicals, resin and meat have the most significant impact on our costs. Tallow (a key ingredient in Dial bar soaps) has experienced price fluctuations within the range of $0.09 and $0.25 per pound from January 1, 1997, to March 29, 2003. Recently, the price of tallow has been trading around the mid-point of this historical range. If prices were to increase, we may not be able to increase the prices of our Dial bar soaps to offset these increases. Moreover, in light of recent world events, crude oil, natural gas and energy costs are increasing and these increases could adversely impact our profit margins and operating results in 2003.

•	We rely on single sources for some of our products and if our suppliers were unable to produce products for us for an extended period of time it could have a material adverse effect on our financial condition and operating results.

We rely on single sources for some of our products. For example, we currently rely on a single company-owned plant to manufacture our Dial bar soap, a single contract manufacturer for our Renuzit Adjustables products and a single supplier for Purex liquid laundry detergent bottles. If any of our single sources were unable to produce products for us for an extended period of time, it could have a material adverse effect on our financial condition and operating results.

•	We may make acquisitions that prove unsuccessful or strain or divert our resources.

We have stated that acquisitions are our first priority within the next year with respect to our capital allocation options. Any future acquisitions or investments would entail various risks, including the difficulty of assimilating the operations and personnel of the acquired businesses or products, the potential disruption of our ongoing business and, generally, our potential inability to obtain the desired financial and strategic benefits from the acquisition or investment. These factors could harm our financial results. Any future acquisitions or investments could result in substantial cash expenditures and the incurrence of additional debt and contingent liabilities. In addition, any potential acquisitions or investments, whether or not they are ultimately completed, could divert the attention of our management and our other resources from other issues that are critical to our operations.

•	The FDA could impose standards that negatively impact our ability to market some of our products as antibacterial, which could result in compliance costs and could make our products less attractive to our customers.

Since the 1970s, the Food and Drug Administration has regulated antibacterial soaps and hand washes under a proposed regulation. Although the proposed regulation has not been finalized, the FDA ultimately could set standards that result in limiting or even precluding soap manufacturers from using some current antibacterial ingredients or making antibacterial claims for some product forms, such as bar soap. We use the antibacterial ingredient Triclosan in Liquid Dial and Triclocarban in Dial bar soap, and emphasize the antibacterial properties of our soap products in our marketing campaigns and product labeling. Any final FDA regulation that limits or precludes this type of advertising could require us to develop new marketing campaigns, develop new products or utilize different antibacterial ingredients in our products, all of which could make our products less attractive to customers and could seriously harm our business.

•	We could become the subject of adverse publicity or product recalls that negatively impact our operations.

Adverse publicity regarding our products could impact the sales of our products. Some news broadcasts by major U.S. television and radio networks have focused on the use of antibacterial agents to kill germs on various surfaces. Triclosan, the active ingredient in Liquid Dial, also has been a focus of these broadcasts. Although the broadcasts do not dispute that Triclosan kills germs on the skin, some third party experts question whether it provides any additional protection beyond that provided by non-antibacterial soap products. Although we have test results that we believe prove that Triclosan provides consumers with additional protection in limiting exposure to bacteria-related diseases, we cannot assure you that our Triclosan products or other products will not be the subject of adverse publicity in the future.

From time to time, consumer product companies, including Dial, have had to recall products for various reasons. The costs of recall or other related liabilities could materially lower our profit margins. Adverse publicity regarding any product recalls also could depress our sales.

In addition, we share the use of the Armour trademark for food products with ConAgra Inc., the manufacturer of Armour-branded non-canned meat products. Accordingly, we face the added risk that consumer preferences and perceptions with respect to any of our Armour products may be influenced by adverse publicity affecting any of the Armour-branded products of ConAgra, Inc.

•	We have been defending a lawsuit relating to our Aurora, Illinois manufacturing facility that was brought by the U.S. Equal Employment Opportunity Commission (“EEOC”) and negative publicity relating to the case and the settlement could harm our sales and operating results.

As previously disclosed, we have been defending a lawsuit filed by the EEOC, which is pending in the U.S. District Court for the Northern District of Illinois, Eastern Division (Civil Action No. 99 C 3356). As this Current Report on Form 8-K discloses, we have reached a settlement with the EEOC that eliminates the need for a trial. Negative publicity resulting from this lawsuit or this settlement could harm our sales and operating results.

•	We have announced the pending sale of our Argentina business, but if this transaction does not close, we will continue to be exposed to risks associated with operating in Argentina.

As previously disclosed, we have reached an agreement to sell our Argentina business to an entity designated by Southern Cross Group, a private equity investor in Argentina. The sale is subject to satisfaction of negotiated closing conditions and receipt of approvals under Argentina’s bulk transfer laws. The sale currently is expected to close late in the second quarter of 2003. If the transaction does not close, we will continue to be exposed to the risks of operating in Argentina, including poor economic conditions, currency fluctuations and unstable governments and legal systems. The additional risks and expenses inherent in operating in Argentina could harm our profit, cash flows and stockholders’ equity.

•	We may incur unexpected expenses due to environmental, health or safety matters.

We are subject to a variety of environmental and health and safety laws in each jurisdiction in which we operate. These laws and regulations pertain to our present and past operations. Although we currently do not anticipate that the costs to comply with environmental laws and regulations will have a material adverse effect on our capital expenditures, earnings or competitive position, the emergence of unforeseen claims or liabilities or the imposition of increasingly stringent laws, regulations and enforcement policies could result in material, unreserved costs in the future. Since 1980, we have received notices or requests for information with respect to “Superfund” sites under the federal Comprehensive Environmental Response, Compensation and Liability Act, three of which are currently active. In addition, in 1999 and in prior years we used nonlyphenol ethoxylate as an ingredient in our liquid and powder detergent products and we continue to use it as an ingredient in our Zout stain remover products. Certain environmental and regulatory groups have raised concerns regarding the toxicity of compounds produced from nonlyphenol ethoxylate. We believe our reserves are adequate, but these costs are difficult to predict with certainty.

•	Loss of key managerial personnel could negatively impact our operations.

Our operation requires managerial expertise. Of our current key personnel, only our chief executive officer and our new senior vice president of research and development have employment contracts with us. We cannot assure you that any of our key employees will remain employed by us. If we lose any of our key personnel, our business could suffer.